UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2018

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02	Termination of a Material Definitive Agreement.

FuelCell Energy, Inc. (the “Company”) continues to engage in discussions with POSCO Energy Co. Ltd. (“POSCO”) regarding their relationship and the direction of the fuel cell business in the South Korean and Asian markets, as well as POSCO’s future in the fuel cell business. POSCO has advised the Company that it intends to exit from the fuel cell business during 2018. The Company and POSCO will continue to discuss the method and manner of POSCO’s exit from the fuel cell business.

As previously disclosed, on March 17, 2017, the Company entered into a Memorandum of Understanding for Market Transition (“2017 MOU”) with POSCO to engage in discussions (i) to amend certain of the POSCO Agreements (as defined in the 2017 MOU), and (ii) relating to the development of market strategies to further the parties’ mutual interests. The 2017 MOU provided the Company with certain market access rights in Asia during the period of such discussions. By its terms, the 2017 MOU could be terminated by either party upon thirty days’ written notice if definitive amendments to the POSCO Agreements were not entered into by September 30, 2017.

 On June 15, 2018, POSCO notified the Company in writing that it was terminating the 2017 MOU effective July 15, 2018.

Pursuant to the terms of the 2017 MOU, notwithstanding its termination, the Company will continue to execute on previously developed fuel cell projects in Korea. In addition, the Company may also fulfill any sales commitments in Asia secured in writing prior to July 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 20, 2018	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer